Exhibit 10.12

Cooperation Agreement

Cooperation Agreement with Jimei University, dated January 7, 2014, by and between Wuxi Wangdao and Jimei University.

Party A: Jimei University

Party B: Wuxi Kingway Technology Co., LTD

Given:China's vocational education is currently in an era of development and improvement. Enterprises, industries, vocational and technical colleges, and training institutions rely on their own understanding of vocational education and training, and conduct self-determined training for trainees, employers, and even vocational and technical education. Both have caused varying degrees of confusion, and the market needs to have corresponding standards to regulate.

Party B will rely on Party A to develop a vocational skills courseware research and development project. The two parties will reach the following cooperation matters in this field:

1.Cooperative Contents

1.Technology Development: Party A organizes a team of doctors and masters in the disciplines of shipbuilding and marine engineering, transportation engineering, mechanical engineering and engineering to participate in the project development.

2.Scientific research projects: The research topics identified by the two parties include, but are not limited to, the development of vocational education textbooks for mechanical engineering, marine engineering, information and internet of things engineering, engineering disciplines; platform research and development of "vocational education Internet +"; research projects funded by Party B belong to Party B and apply for the results of the national, provincial and municipal projects.

3.Project application: Party A assists Party B in applying for research projects, project funding, and related awards at the national, provincial and municipal levels. The cost of the project to be applied for will be agreed upon by the two parties.

4.Information exchange: From time to time, information and information exchange will be carried out. Party B will timely report the market information and related research and development topics to Party A. Party A will provide relevant information on domestic and international research and scientific and technological achievements to Party B in a timely manner.

5.Technical services: Party A uses the existing resources and the acquired qualifications to provide Party B with the operational services of related projects. Party A also provides technical services to relevant enterprises in the related areas of Party A based on the platform.

6.Personnel training: Party A provides Party B with relevant key positions for technical personnel training or academic training to improve training. Party A provides Party B with the conditions for the internship and research practice of vocational education personnel. The specific arrangements will be negotiated and determined by both parties.

2.The rights and obligations of both parties

1.Party A’s rights and obligations:

(1) Responsible for the organization of the project personnel, labor and research and testing, etc.; do a good job in management.

(2) Responsible for the transformation of the project's technical achievements, according to the project or work proposed by Party B and agreed by both parties, responsible for timely dispatching personnel to organize implementation.

(3) Actively cooperate with Party B to jointly submit the project declaration work to the competent departments at the national, provincial, municipal and district levels, and strive for national and local project investment and preferential loans.

(4) Advise and promote the development direction of products to Party B, provide relevant information at home and abroad, and prioritize the transformation of relevant results to Party B.

(5) Participate in the distribution of income from the transformation of research and development results of national, provincial, municipal, and district projects; the specific proportion will be negotiated separately.

(6) Conduct technical training for Party B employees in various forms and deliver professional and technical personnel to Party B (the specific method shall be negotiated separately by both parties).

(7) With the support of local science and technology management departments, a certain radiation capacity will be formed to serve the expansion of Party B's market.

2. Party B’s rights and obligations:

(1) Assist in coordinating with Party A to do a good job in project R&D management. Provide funding for research and development projects to Party A: In 2014, Party A will provide Party B with no less than 50 multimedia video courseware at a price of 500,000 yuan (according to the actual delivery list).

AA: Jimei University

Bank account: Construction Bank Jimei Branch

Account opening account: 35101556001050002915

(2) Payment method:The actual amount will be paid according to the courseware list. 60% of the full amount of the courseware will be paid within 30 working days after the transfer of the courseware, and the final payment will be settled within one year.

(3) Responsible for raising special research funds and supporting Party A to complete the development research of designated scientific research projects every year.

(4) For the R&D projects funded by Party B, Party B has ownership, use rights and honor rights for research and development related achievements; and for other participating countries, provinces, municipalities and districts, Party B has the right to participate in the distribution of income after the transformation of the cooperation results, and the specific proportion is negotiated separately. ..

(5) Enjoy preferential access to scientific and technological achievements and information provided by Party A.

3.Results sharing and others

(1) Both Party A and Party B clarify that the ownership of the courseware developed by the company is owned by Wuxi Kingway Technology Co., LTD

(2) Party A’s research results should be given priority to Party B when it is transferred.

(3) The project's achievement awards and honors are shared by both parties. If there are special needs, the two sides will negotiate and decide.

(4) If one party transfers its shared technology, the other party may give priority to the transfer.

(5) If one of the parties to the cooperative development declares to waive its common patent application right, the other party may apply separately.

(6) If Party A does not agree to apply for a patent, the other party may not apply for a patent.

(7) The scientific and technological achievements completed by the two parties shall not be transferred to third parties separately unless otherwise agreed by the parties, except for the results of scientific research projects funded by Party B.

(8) Party A's personnel shall keep the technical and commercial secrets of both parties and the parties shall be responsible for the confidentiality.

4.Liability for breach of contract

1. Both parties should conscientiously implement the terms of the agreement. If there is a breach of contract, they should first settle the agreement through consultation. If they cannot solve the problem, they can apply for arbitration.

2. If the project is not completed or the quality of the product is caused by the technical reasons of Party A, Party A shall promptly resolve it. If it cannot be resolved, the corresponding fee shall be refunded.

3. Unless otherwise agreed by the parties, the alteration of the terms of the agreement without authorization is considered a breach of contract.

5.Others

1.This Agreement shall become effective on the date of signature and seal by both parties.

2.This agreement is in duplicate and each party has a share of the same legal effect.

3.The unfinished matters will be negotiated separately by the parties.

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【This page has no text, is the signature page of the Cooperation Agreement.】

Party A: Jimei University (seal)     Party B: Wuxi Kingway Technology Co., LTD(seal)

/s/Li Ke	/s/Hua Lugang

Date: 2014YY 1 MM 17 DD

Place: Xiamen, China